                          CLARKE AMERICAN CHECKS, INC.

                   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN FOR
                             CHARLES L. KORBELL, JR.

SECTION 1.  DESIGNATION AND PURPOSE.

            Clarke American Checks, Inc. hereby establishes the SUPPLEMENTAL
EXECUTIVE RETIREMENT PLAN FOR CHARLES L. KORBELL, JR., effective as of January
1, 1998. The Plan is established for the purpose of providing Mr. Korbell with a sufficient level of retirement income in recognition of his past and future services to the Company. This Plan provides deferred compensation for a selected, highly-compensated management employee and is unfunded for purposes of the Employee Retirement Income Security Act of 1974, as amended.

SECTION 2.  RETIREMENT BENEFITS.

            2.1   Normal Retirement Benefits.

            In the event of termination of employment with the Company and each
Affiliate on or after attainment of Normal Retirement Date and completion of at least 10 years of Service, Mr. Korbell shall receive for his life an annual supplemental normal retirement benefit equal to 66 2/3% of his Final Base
Compensation less the sum of the following amounts calculated as of the date the benefit commences: (i) the life annuity equivalent of the retirement benefit payable to Mr. Korbell under the Deferred Compensation Agreement between Mr.
Korbell and the Company executed March 22,1990 (including any increased benefit thereunder as provided by the Employment Agreement) and (ii) the life annuity equivalent of 50% of his account balance under the Clarke American Profit
Sharing Retirement Trust and related Benefit Equalization Plan which is attributable to Company contributions. The life annuity equivalent of the
Deferred Compensation Agreement, Clarke American Profit Sharing Retirement Trust
and related Benefit Equalization Plan shall be determined using an interest rate equal to the yield of the 30-year U.S. Treasury Bond for the third month preceding the month of retirement and the UP-94G Mortality Table (male).

            2.2   Early Retirement Benefits.

            In the event of termination of employment with the Company and each
Affiliate prior to attainment of Normal Retirement Date but after attainment of
Early Retirement Date and completion of at least 10 years of Service, Mr.
Korbell shall receive for his life an annual supplemental early retirement benefit equal to 66 2/3% of his Final Base Compensation adjusted for early commencement as follows:

            COMMENCEMENT AGE        PERCENTAGE OF 66 2/3% AMOUNT PAYABLE
            ----------------        ------------------------------------
                   64                               95%
                   63                               90%
                   62                               85%
                   61                               80%
                   60                               75%
                   59                               70%
                   58                               65%
                   57                               60%
                   56                               55%
                   55                               50%

                  (interpolated for fractional retirement ages)

and further reduced by the sum of the following amounts calculated as of the date the benefit commences: (i) the life annuity equivalent of the retirement benefit payable to Mr. Korbell under the Deferred Compensation Agreement between
Mr. Korbell and the Company executed March 22, 1990 (including any increased benefit thereunder as provided by the Employment Agreement) and (ii) the life annuity equivalent of 50% of his account balance under the Clarke American
Profit Sharing Retirement Trust and related Benefit Equalization Plan which is attributable to Company contributions. The life annuity equivalent of the
Deferred Compensation Agreement, Clarke American Profit Sharing Retirement
Trust, and related Benefit Equalization Plan shall be determined using an interest rate equal to the yield on the 30-year U.S. Treasury Bond for the third month preceding the month of retirement and the UP-94G Mortality Table (male).

            2.3   Vested Benefits.

            In the event of the termination of employment with the Company and each Affiliate prior to attainment by Mr. Korbell of Normal Retirement Date or
Early Retirement Date but after completion of at least 10 years of Service, Mr.
Korbell shall be entitled to payment of a supplemental vested benefit under the
Plan. The supplemental vested benefit shall be an annual benefit commencing at age 55 and calculated as of the date the benefit commences as follows:

                  (a)   66 2/3% of Final Base Compensation, multiplied by

                  (b)   a fraction, the numerator of which is the number of
      years of Service Mr. Korbell has completed (up to a maximum of 30 years)
      and the denominator of which is 30 years of Service, further multiplied by

                  (c)   50% for the early commencement of benefits at age 55,
      reduced by

                  (d)   the sum of the following amounts calculated as of the
     date the benefit commences: (A) the life annuity equivalent of the retirement benefit payable to Mr. Korbell under the Deferred Compensation
     Agreement between Mr. Korbell and the Company executed March 22, 1990
     (including any increased benefit thereunder as provided by the Employment
     Agreement) and (B) the life annuity equivalent of 50% of the Participant's account balance under the Clarke American Profit Sharing Retirement Trust and related Benefit Equalization Plan which is attributable to Company contributions. The life annuity equivalent of the Deferred

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     Compensation Agreement, Clarke American Profit Sharing Retirement Trust,
     and related Benefit Equalization Plan shall be determined using an interest rate equal to the yield on the 30-year U.S. Treasury Bond for the third month preceding the month of retirement and the UP-94G Mortality Table
     (male).

SECTION 3.  FORM, COMMENCEMENT AND FREQUENCY OF PAYMENTS.

            3.1   Forms of Payment.

                  (a)   If Mr. Korbell is married at the time benefits commence
      under Section 2.1, 2.2 or 2.3, such benefits shall be paid in an
      Actuarially Equivalent reduced amount to Mr. Korbell for his life and, after Mr. Korbell's death, 50% of such reduced amount shall continue to be paid to his spouse, if the spouse survives him, for the life of such spouse.

                  (b)   If Mr. Korbell is not married at the time benefits
      commence under Section 2.1, 2.2 or 2.3, such benefits shall be paid for his life only.

            3.2   Commencement of Payments. Benefits under Sections 2.1 and 2.2 shall commence on the first day of the month following Mr. Korbell's termination of employment with the Company and each Affiliate. Benefits under Section 2.3 shall commence on the first day of the month following his attainment of age 55.

            3.3   Frequency of Payments. All payments shall be made in monthly installments on the first day of each month.

            3.4   Reemployment. In the event that Mr. Korbell commences
receiving benefits hereunder and is subsequently reemployed by the Company or any of its Affiliates, payment of benefits described in Section 2.1, 2.2 or 2.3 shall be suspended during the period of such reemployment and shall recommence on the date on which he or his surviving spouse again becomes eligible to receive benefits hereunder.

SECTION 4.  DEATH BENEFITS.

            4.1   Death on or after Normal Retirement Date. In the event of the death of Mr. Korbell on or after attainment of Normal Retirement Date and completion of at least 10 years of Service but prior to commencement of benefits, his surviving spouse, if any, shall be entitled to benefits for the life of the spouse equal to 50% of the benefits he would have commenced receiving under Section 2.1 if he had terminated employment with the Company and each Affiliate on the date of his death. (This benefit shall not be reduced because of an assumed joint and survivor annuity election.) The spouse's benefit shall commence on the first day of the month following Mr. Korbell's death.

            4.2   Death on or after Early Retirement Date. In the event of the death of Mr. Korbell on or after attainment of Early Retirement Date and completion of at least 10 years of Service but prior to commencement of benefits, the surviving spouse, if any, shall be entitled to benefits for the life of the spouse equal to 50% of the benefits Mr. Korbell would have commenced receiving under Section 2.2 if he had terminated employment with the Company and each Affiliate on the date of his death. (This

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benefit shall not be reduced because of an assumed joint and survivor annuity election.) The spouse's benefit shall commence on the first day of the month following Mr. Korbell's death.

            4.3   Death after Qualifying for Vested Benefit. In the event of the death of Mr. Korbell after completion of at least 10 years of Service but prior to attainment of Early Retirement Date and commencement of benefits, his surviving spouse, if any, shall be entitled to benefits for the life of the spouse commencing on the first of the month following the date that he would have attained age 55 if he had survived. The amount of benefit shall be equal to
50% of the reduced benefit he would have received under Section 2.3 if he had terminated employment on the date of his death, survived to age 55, elected a
50% joint and survivor annuity with his spouse as contingent annuitant and died immediately thereafter.

            4.4   No Other Death Benefits. There are no death benefits provided under the Plan other than those specified in Section 3.1(a) and in this
Section 4.

SECTION 5.  ADMINISTRATOR.

            5.1   Plan Administrator.  The Company shall have the responsibility for the administration of this Plan and shall be the Plan Administrator. This responsibility shall be carried out by one or more officers of the Company other than Mr. Korbell who are designated by the Board of Directors of the Company.

            5.2   Powers of Plan Administrator. The Plan Administrator shall have such authority and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

                  (a)   to construe and interpret the Plan, decide all questions
      of eligibility for and determine the amount and time of payment of any benefits hereunder;

                  (b)   to prescribe procedures to be followed by Mr. Korbell
      and his surviving spouse, if any, in filing applications for benefits;

                  (c)   to prepare and distribute information explaining the
      Plan; and

                  (d)   to appoint or employ individuals to assist in the
      administration of the Plan and any other agents it deems advisable, including legal counsel (who may be counsel for the Company).

            5.3   Facility of Payment. Whenever, in the Plan Administrator's
determination, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Plan
Administrator may cause payments to be made to another person for his benefit, or the Plan Administrator may direct that payments be applied for the benefit of such person in such manner as the Plan Administrator considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section 5.3 shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

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            5.4   Nonassignability. The right of Mr. Korbell or his surviving spouse to any benefit or payment under the Plan (i) shall not be subject to voluntary or involuntary transfer, pledge, alienation or assignment, (ii) shall not be considered an asset of Mr. Korbell or his surviving spouse in the event of any divorce, insolvency or bankruptcy and (iii) to the fullest extent permitted by law, shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process. In the event that Mr. Korbell or his surviving spouse who is receiving or is entitled to receive benefits under the Plan attempts to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer, disposition or process shall be null and void.

SECTION 6.  CLAIMS PROCEDURE.

            6.1   Claims for Benefits. Any claim for benefits under the Plan shall be made in writing to the Plan Administrator. If such claim for benefits is wholly or partially denied, the Plan Administrator shall, within 30 days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial (a) shall be in writing, (b) shall be written in a manner calculated to be understood by the claimant, and (c) shall contain (i) the specific reason or reasons for denial of the claim, (ii) a specific reference to the pertinent Plan provisions upon which the denial is based, (iii) a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary, and (iv) an explanation of the claim review procedure.

            6.2   Request for Review of Denial of Claim. Within 60 days after the receipt by the claimant of a written notice of denial of the claim, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances, the claimant may file a written request with the Plan Administrator that it conduct a full and fair review of the denial of the claim for benefits.

            6.3   Decision on Review of Denial. The Plan Administrator shall deliver to the claimant written decision on the claim within 30 days after receipt of the aforesaid request for review, except that if there are special circumstances (such as the need to hold a hearing) which require an extension of time for processing, the aforesaid 30 day period shall be extended to 60 days.
Such decision shall (a) be written in a manner calculated to be understood by the claimant, (b) include the specific reason or reasons for the decision, and
(c) contain a specific reference to the pertinent Plan provisions upon which the decision is based.

SECTION 7.  FUNDING.

            Benefits under this Plan shall not initially be funded and the rights of Mr. Korbell and his surviving spouse, if any, shall be solely those of a general unsecured creditor of the Company. The Company, may, however, segregate assets which are intended to be a source for payment of benefits hereunder in a so called "rabbi trust".

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SECTION 8.  AMENDMENT AND TERMINATION.

            The Plan may be amended or terminated by resolution of the Board of
Directors of the Company at any time; provided, however, that no such amendment or termination shall deprive Mr. Korbell (or his surviving spouse) of benefits under Section 2, 3 or 4 to which such person would have been entitled if Mr.
Korbell had terminated employment with the Company and each Affiliate immediately prior to such amendment or termination.

SECTION 9.  CHANGE OF CONTROL.

            In the event of a Change of Control (as defined in the Employment
Agreement) with Mr. Korbell being entitled to the benefits set forth in Section
15 of the Employment Agreement, the Company shall, as soon as possible but in no event later than 30 days following the Change of Control, make an irrevocable contribution to any "rabbi trust" established to provide a source of payment of benefits hereunder in an amount that is sufficient to pay Mr. Korbell (or his spouse) the benefits to which he would be entitled hereunder as of the date the
Change of Control occurs.

SECTION 10. DEFINITIONS.

            As used in this Plan, the following words shall have the following meanings:

                  (a)   "Actuarially Equivalent" means a benefit of equivalent
      present value when computed in accordance with a 7% interest rate and the
      UP-94G Mortality Table for males for purposes of determining the assumed mortality of Mr. Korbell and the UP-94G Mortality Table for females for purposes of determining the assumed mortality of Mr. Korbell's spouse, if any.

                  (b)   "Affiliate" means, with respect to any company, another
      company controlling, controlled by, or under common control with, such company.

                  (c)   "Company" means Clarke American Checks, Inc.

                  (d)   "Early Retirement Date" means the date that a
      Participant attains age 55.

                  (e)   "Employment Agreement" means the employment agreement
      dated September 19, 1995 between Mr. Korbell and the Company as it may be amended from time to time.

                  (f)   "Final Base Compensation" means the average annual base
      salary for those 12 consecutive calendar months yielding the highest such amount during the last 120 consecutive calendar months of Mr. Korbell's employment.

                  (g)   "Normal Retirement Date" means the date that Mr. Korbell
      attains age 65.

                  (h)   "Plan" means this Supplemental Executive Retirement
      Plan for Charles L. Korbell, Jr. as it may be amended from time to time.

                  (i)   "Plan Administrator" means Clarke American Checks, Inc.
      or such person or persons as may be designated as the Plan Administrator pursuant to the procedure set forth in Section 5.

                  (j)   "Service" means the period of employment by Mr. Korbell
      with the Company or any Affiliate. Periods of Service need not be continuous.

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SECTION 11. MISCELLANEOUS.

            11.1  Titles are for Reference Only.  The titles in this Plan are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

            11.2  Governing Law. The provisions of the Plan shall be
interpreted, construed and administered in accordance with the laws of the State of New York.

            11.3  No Contract. This Plan shall not be deemed a contract of employment with Mr. Korbell, nor shall any provision hereof affect the right of the Company or any Affiliate to terminate Mr. Korbell's employment.

            11.4  Spouse's Rights. Whenever the rights of Mr. Korbell are stated or limited to the Plan, the Participant's spouse and Beneficiary shall be bound thereby.

IN WITNESS WHEREOF, the Company has caused the Plan to be duly executed.

                                                    CLARKE AMERICAN CHECKS, INC.

Attest:

           Bryan W. Hall                            By: /s/ Robert Leckie
-------------------------------------                   -----------------------
        Assistant Secretary                                  Robert Leckie
                                                             Vice President

Date:    June 15, 1999

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